                                                                   EXHIBIT 10.12

                 AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

     THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of August 23, 1999, by and among ASD SYSTEMS, INC., a Texas corporation (the "Company"), Norman Charney ("Charney"), Paul M. Jennings ("Jennings") , and each of the persons and entities identified on Schedules A-1, A-2 and A-3 attached hereto (Charney, Jennings and such persons and entities listed on Schedules A-1, A-2 and A-3 being hereinafter referred to collectively as "Shareholders" and individually as a "Shareholder") and each of the persons and entities listed on Schedule B attached hereto (each, a "Preferred Investor")

                                 W I T N E S S E T H:

     WHEREAS, the Company, in connection with the transactions contemplated by that certain Securities Purchase Agreement between the Company and the Preferred Investor of dated August 22, 1999 (the "Securities Purchase Agreement"), has amended and restated its Articles of Incorporation (the "Amended and Restated Articles") to provide that it is authorized to issue 50,000,000 shares of Common Stock, $.0001 par value per share (the "Common Stock") and 7,500,000 shares of Preferred Stock, $.0001 par value (the "Preferred Stock"), of which 1,111,111 shares are designated Series A Preferred Stock (the "Series A Preferred Stock") 1,111,111 shares are designated Series B Preferred Stock ("Series B Preferred Stock") and 3,200,000 shares are designated Series C Preferred Stock (the "Series C Preferred Stock"); and

     WHEREAS, upon filing of the Amended and Restated Articles, each share of the Company's Series A Common Stock, $.0001 par value (the "Series A Common Stock"), will be reclassified into one share of common stock; and

     WHEREAS, each Shareholder listed on Schedules A-1, A-2 and A-3 is the record and beneficial owner of the number of issued and outstanding shares of Common Stock set forth opposite such Shareholder's name on such Schedule; and

     WHEREAS, Charney (together with his family and including trusts for the benefit of his children) and Jennings together control 100% of the equity interests in ASD Partners, Ltd., a Texas limited partnership ("ASD Partners"), which owns 6,000,000 of the shares of Common Stock; and

     WHEREAS, the holders of the Common Stock, Charney, Jennings and the Company previously executed a Shareholders Agreement dated January 29, 1999 (the "Original Shareholders Agreement"); and

     WHEREAS, in connection with the Securities Purchase Agreement, the Company, the Preferred Investor and all of the Shareholders desire to amend and restate the Original Shareholders Agreement in its entirety as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I

                                 DEFINITIONS

     Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means, with respect to any Shareholder, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Shareholder.

     "Available Shares" has the meaning set forth in Section 2.2.

     "Board" means the Board of Directors of the Company.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York or Texas are authorized or required by law to close.

     "Buyer" has the meaning set forth in Section 2.3.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" has the meaning set forth in the recitals hereto.

     "Control" of a Person means the power, directly or indirectly, to vote more than fifty percent (50%) of the securities having voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether by voting power, contract or otherwise; provided, however, that neither the power of the Staubach Affiliated Shareholders, the Preferred Investors nor the Private Shareholders to elect members of the Board pursuant to Article III nor the powers of such Board member(s) pursuant to Article III shall be deemed to constitute the power to direct or cause the direction of the management and policies of the Company.

     "Controlling Person" means a Person possessing Control with respect to the Person specified.

     "Demand Registration" means the registration of a Registrable Security pursuant to the terms and provisions of Section 4.1.

     "Equity Security" means any capital stock of the Company, including Common Stock or any security convertible into or exchangeable for Common Stock or carrying any warrant or right to subscribe to or purchase Common Stock or any such warrant or right.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Family Member" means any parent, spouse, lineal descendent or adopted child of a Shareholder.

     "First Offer Notice" has the meaning set forth in Section 2.2.

     "Management Shareholder" means Charney, Jennings, each Affiliate of Charney and Jennings, and any Permitted Transferee of any of the foregoing (in each case, holding Stock in the Company).

     "Non-Management Shareholder" means any Shareholder or Preferred Investor who is not a Management Shareholder.

     "Offered Shares" has the meaning set forth in Section 2.3.

     "Offering Shareholder" has the meaning set forth in Section 2.3.

     "Participating Shares" has the meaning set forth in Section 2.3.

     "Permitted Transferee" means (A) with respect to any Shareholder or Preferred Investor, any of the following: (i) any wholly owned subsidiary or Affiliate of such Person; (ii) any partnership of which such Person or any family member or Affiliate of such shareholder is a general partner and, together with such Person's family members, holds in excess of fifty percent (50%) of the economic interest of the partnership; (iii) any family member of such Person; (iv) any trust of which there is, during the term hereof, no beneficiary other than such Person or any one or more persons or entities who would be a "Permitted Transferee" hereunder; (v) any corporation of which the Person owns or controls 100% of the capital stock; or (vi) an executor or administrator of a Person's estate upon his or her death; (B) with respect to any Staubach Affiliated Shareholder, in addition to the Persons listed in (A) above, any other Staubach Affiliated Shareholder or the Staubach Company or its affiliated entities or any director, officer or employee thereof; and (C) with respect to ASD Partners, any partner of ASD Partners.

     "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated association or other entity of whatever nature.

     "Piggy-Back Registration" means the registration of a Registrable Security pursuant to the terms and provisions of Section 4.2 hereunder.

     "Plan" means any purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan of the Company that provides for the issuance of any Equity Security.

     "Preferred Investors" means any person or entity listed on Schedule B hereto and any Permitted Transferee of any of the foregoing (in each case, holding Stock in the Company).

          "Private Shareholder" means any person or entity listed on Schedule A-2 hereto and any Permitted Transferee of any of the foregoing (in each case, holding Stock in the Company).

     "Pro Rata Portion" means (A) with respect to a right to purchase Stock given only to the Staubach Affiliated Shareholders, that portion determined by multiplying the number of shares of Stock subject to Transfer times a fraction, the numerator of which equals the number of shares of Stock held by the Staubach Affiliated Shareholder to whom such right to purchase is given, and the denominator of which equals the aggregate number of shares of Stock owned by all of the Staubach Affiliated Shareholders having a right to purchase such shares of Stock, (B) with respect to a right to purchase Stock given only to the Management Shareholders, that portion determined by multiplying the number of shares of Stock subject to Transfer times a fraction, the numerator of which equals the number of shares of Stock held by the Management Shareholder to whom such right to purchase is given, and the denominator of which equals the aggregate number of shares of Stock owned by all of the Management Shareholders having a right to purchase such shares of Stock, (C) with respect to a right to purchase Stock given only to the Private Shareholders, that portion determined by multiplying the number of shares of Stock subject to Transfer times a fraction, the numerator of which equals the number of shares of Stock held by Private Shareholders to whom such right to purchase is given, and the denominator of which equals the aggregate number of shares of Stock owned by all of the Private Shareholders having a right to purchase such shares of Stock, (D) with respect to a right to purchase Stock given only to the Preferred Investors, that portion determined by multiplying the number of shares of Stock subject to Transfer times a fraction, the numerator of which equals the number of shares of Stock (which for purposes hereof shall include all shares of Common Stock into which Series A Preferred Stock then held by the Preferred Investors is then convertible at the then applicable conversion price and an additional number of shares of Common Stock into which the Series B Preferred Stock would be convertible if it had the right to convert into Common Stock at the same conversion price as the Series A Preferred (the "Series B Amount")) held by Preferred Investors to whom such right to purchase is given, and the denominator of which equals the aggregate number of shares of Stock (determined as aforesaid) owned by all of the Preferred Investors having a right to purchase such shares of Stock, and (E) with respect to a right to purchase Stock given to the Shareholders and the Preferred Investors, that portion determined by multiplying the number of shares of Stock subject to Transfer (which shall include the number of shares of Common Stock into which shares of Series A Preferred Stock subject to Transfer are convertible into at the applicable conversion price and the Series B Amount) times a fraction, the numerator of which equals the number of shares of Stock (including the number of shares of Common Stock into which any Series A Preferred Stock is convertible and the Series B Amount) held by the Shareholder or Preferred Investor to whom such right to purchase is given and the denominator of which equals the aggregate number of shares of Stock (which for purposes hereof shall include all shares of Common Stock into which Series A Preferred Stock then held by the Preferred Investors is then convertible at the then applicable conversion price and the Series B Amount) owned by all of the Shareholders and Preferred Investors having a right to purchase such shares of Stock.

     "Public Offering" means an offering of Equity Securities pursuant to an effective registration statement (other than a registration statement on Form S-8 or S-4 or any successor or similar forms) under the Securities Act.

     "Registrable Amount" has the meaning set forth in Section 4.1(a).

     "Registrable Securities" means (i) the shares of Common Stock currently owned by the Rights Holders as set forth on Schedules A-1 and A-2, (ii) any shares of Common Stock issued to the Preferred Investors upon conversion of the Series A Preferred Stock, (iii) any shares of Common Stock issued to the Preferred Investors upon exercise of Warrants, and (iv) and any and all Common Stock of the Company issued or issuable with respect to such shares by way of a dividend, reclassification, stock split, or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been Transferred pursuant to such effective registration statement,
(ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) promulgated under the Securities Act are met, (iii) the Registrable Security has been otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further Transfer, and it may be resold without subsequent registration under the Securities Act or
(iv) the Registrable Security is eligible for sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act.

     "Registration Expenses" means those expenses associated with any Registration Statement filed under Article IV hereof, as described in Section 4.3.

     "Registration Statement" means a registration statement pursuant to the Securities Act and the rules and regulations promulgated thereunder.

     "Remaining Available Shares" has the meaning set forth in Section 2.2.

     "Rights Holders" means the Staubach Affiliated Shareholders, the Preferred Investors and the Private Shareholders, in each case holding Registrable Securities.

     "Sale Price" means the price per share for Available Shares or Offered Shares, as applicable, proposed to be Transferred pursuant to Section 2.2 or
Section 2.3, as applicable.

     "Second Offer Notice" has the meaning set forth in Section 2.2.

     "Section 2.3 Notice" has the meaning set forth in Section 2.3.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Demand Holders" has the meaning set forth in Section 4.1(c).

     "Selling Holders" has the meaning set forth in Section 4.2(a).

     "Selling Shareholder" has the meaning set forth in Section 2.2.

     "Series A Preferred Stock" has the meaning set forth in the recitals hereto.

     "Series B Preferred Stock" has the meaning set forth in the recitals hereto.

     "Series C Preferred Stock" has the meaning set forth in the recitals hereto.

     "Shareholder Group" means the Staubach Affiliated Shareholders, the Preferred Investors, the Management Shareholders or the Private Shareholders, as applicable, acting as a group for any purpose provided in this Agreement.

     "Staubach Affiliated Shareholders" means any person or entity listed on Schedule A-1 and any Permitted Transferee of any of the foregoing (in each case, holding Stock in the Company).

     "Stock" means shares of Common Stock or Preferred Stock, or any securities having voting rights for the election of the Board of Directors of the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing, in each case, now or hereafter owned by any party.

     "Terms" means all material terms and conditions (other than the Sale Price) of a proposed transfer of Available Shares or Offered Shares, as applicable, pursuant to Section 2.2 or Section 2.3, as applicable.

     "Third-Party Offer" means a bona fide offer received by a Shareholder from a third party to purchase (i) any shares of Stock or Preferred Stock owned directly or indirectly by such Shareholder, (ii) any equity interest in any entity which owns shares of Stock or Preferred Stock and is Controlled by such Shareholder or (iii) any equity interest in ASD Partners.

     "Transfer" (including the term "Transferred") means any sale, transfer, assignment, pledge, hypothecation, gift, encumbrance or other disposition of shares of Stock or any right to or interest in any such shares.

     "Transferee" means any person to whom shares of Stock are Transferred.

     "Underwritten Public Offering" means any Public Offering in which Equity Securities are sold or to be sold pursuant to a firm commitment underwriting by an investment banking concern of recognized national or regional standing.

     Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement.

                                  ARTICLE II

                       RESTRICTIONS ON TRANSFER OF STOCK

     Section 2.1 General Restrictions on All Transfers. In addition to the restrictions on Transfer set forth in Sections 2.2 and 2.3 hereof, during the term of this Agreement, none of the shares of Stock now owned or hereafter acquired by any Shareholder or Preferred Investor may be Transferred unless:

             (a) either (i) such shares are registered under the Securities Act and registered or qualified under any other applicable securities statute, or (ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such shares may be Transferred in compliance with the Securities Act and any other applicable securities statute without such registration or qualification; and

             (b) until such time as an initial public offering has closed, the Transferee executes and delivers a document reasonably acceptable to the Company pursuant to which such Transferee agrees that the shares of Stock being Transferred and the Transferee's ownership thereof will be subject to all of the applicable terms and conditions of this Agreement and that such Transferee will comply with the provisions hereof.

     Any purported Transfer in violation of any provision of this Agreement shall be void and ineffectual. The Company shall not be required to recognize or register any Transfer on the stock record books of the Company until it is reasonably satisfied that such Transfer is being made in compliance with the terms and conditions set forth in this Agreement.

     Section 2.2 First Offer Right. If any Shareholder receives a Third-Party Offer and desires to accept the Third-Party Offer, then such Shareholder (the "Selling Shareholder") shall first offer the shares subject to the Third-Party Offer (the "Available Shares") to the other Shareholders, the Preferred Investors and the Company as described below by giving written notice (the "First Offer Notice") to the Company, the Preferred Investors and the other Shareholders of the proposed Transferee, the number of Available Shares, the Sale Price for the Available Shares and the Terms, all in accordance with the Third-Party Offer. For purposes of a

Third-Party Offer for any equity securities of any entity that owns Stock, the number of Available Shares shall be the number of shares of Common Stock indirectly owned by virtue of the ownership of such equity interest. The Company, the Preferred Investors and the other Shareholders shall then have the following rights and options with respect to the Available Shares:

             (a) Order of Offers. The Selling Shareholder shall first offer the Available Shares to the other members of the Shareholder Group of which the Selling Shareholder is a member. The members of the applicable Shareholder Group (other than the Selling Shareholder) shall then have twenty (20) days (after which the right and option to purchase the Available Shares will expire unless extended to the next succeeding Business Day as provided below) from the date on which the First Offer Notice is given to purchase, in the aggregate, all or a portion of the Available Shares for a cash purchase price per share equal to the Sale Price and upon terms and conditions no less favorable to the Selling Shareholder than the Terms. If the other members of the applicable Shareholder Group decide to exercise such right, they shall do so by notifying the Selling Shareholder in writing within such twenty (20) day period of such Shareholders' acceptance of the offer set forth in the First Offer Notice and the number of Available Shares the other members of the Shareholder Group, in the aggregate, desire to purchase. The purchase of such Available Shares shall take place on the thirtieth (30th) day after the giving of the First Offer Notice (or such earlier date as such Shareholders shall designate in writing to the Offering Shareholder) or, if such day is not a Business Day, then on the next succeeding Business Day. If the other members of the Shareholder Group to whom an offer is made as set forth this in paragraph
     (a) do not agree to purchase all of the Available Shares, then the Selling Shareholder shall give written notice (the "Second Offer Notice") to the Company, the Preferred Investors and the Shareholders to whom the shares were not previously offered, setting forth the name of the proposed Transferee, the number of remaining Available Shares (the "Remaining Available Shares"), the Sale Price and the Terms. The Company shall have fifteen (15) days (after which the right and option to purchase the Available Shares will expire unless extended to the next succeeding Business Day as provided below) from the date on which the Second Offer Notice is given to purchase all or a portion of the Remaining Available Shares for a cash purchase price per share equal to the Sale Price and upon terms and conditions no less favorable to the Selling Shareholder than the Terms. If the Company decides to exercise such right, it shall do so by notifying the Selling Shareholder in writing within such fifteen (15) day period of the Company's acceptance of the offer set forth in the Second Offer Notice and the number of Remaining Available Shares the Company desires to purchase. If the Company accepts such offer, the purchase of the Remaining Available Shares shall take place on the fifteenth (15th) day after the giving of the Second Offer Notice (or such earlier date as the Company shall designate in writing to the Selling Shareholder) or, if such day is not a Business Day, then on the next succeeding Business Day. If the Company does not agree to purchase all of the Remaining Available Shares, then the Selling Shareholder shall make an offer, for a period of ten (10) days following the expiration of the Company's fifteen-day option period, of the shares not purchased to the Preferred Investor. The Preferred Investor shall then have ten (10) days (after which the right and option to purchase the Available Shares will expire unless extended to the next succeeding Business Day as provided below) to purchase all or a portion of the Remaining Available Shares for a cash purchase price per share equal to the Sale Price and upon terms and conditions no less favorable to the Selling Shareholder than the Terms. If the Preferred Shareholder decides to exercise such right, it shall do so by notifying the Selling Shareholder in writing within such ten (10) day period of the Preferred Investor's acceptance of the offer and the number of Remaining Available Shares the Preferred Investor desires to purchase. If the Preferred Investor accepts such offer, the purchase of the Remaining Available Shares shall take place on the tenth day after the Preferred Investor's acceptance of the offer (or such earlier date that the Preferred Investor shall designate in writing to the Selling Shareholder) or, if such day is not a Business Day then, on the next succeeding Business Day. If the Preferred Investor does not agree to purchase all the Remaining Available Shares, then the Selling Shareholder shall make an offer, for a period of ten (10) days following the expiration of the Preferred Investor's ten (10) day option of the shares not purchased, to other Shareholder Group(s) to whom the shares were not previously offered. Each member of such Shareholder Group shall then have ten (10) days (after which the right and option to purchase any Remaining Shares will expire unless extended to the next succeeding Business Day) from the date on which the offer is given to purchase all or a portion of such Shareholder Group's aggregate Pro Rata Portion of any Remaining Available Shares or for a cash purchase price per share equal to the Sale Price and upon terms and conditions no less favorable to the Selling Shareholder than the Terms.

             (b) Sale to Third Party. If the Shareholders and the Company do not agree to purchase all of the Available Shares and any Remaining Available Shares under Section 2.2(a) above, the Selling Shareholder shall then have the right, at his, her or its election, for a period of ninety
     (90) days after the expiration of the option periods provided under Section 2.2(a) or (b), as applicable, to sell all of the Available Shares either pursuant to the Third-Party Offer or, if the Third-Party Offer is no longer effective, to any third party at a purchase price per share equal to the Sale Price and on terms and conditions no less favorable to the Selling Shareholder than the Terms. The Selling Shareholder shall proceed with reasonable diligence to consummate the sale of the Available Shares pursuant to this subsection, subject, however, to the provisions of Section 2.3.

     Each party hereto agrees that upon the reasonable request of any other party it will cooperate and will cause its Affiliates to cooperate with the other parties hereto to effect the provisions of this Section. Without limiting the generality of the foregoing, the Company, subject to reasonable restrictions to protect confidential information of the Company and the confidential nature of all negotiations related to the transactions contemplated by this Section, will provide reasonable access, during normal business hours, to all books and records reasonably requested by any party or proposed Transferee and will permit any party or proposed Transferee to interview the officers and directors of the Company and all others who possess material information concerning the Company.

     Notwithstanding the foregoing provisions of this Section, no compliance with such provisions shall be required (i) with respect to any Transfer by any Shareholder to any Permitted Transferee (though any Transfer to a Permitted Transferee shall comply with Section 2.1), or (ii) with respect to any Transfer by any Shareholder as part of any Underwritten Public Offering.

     Section 2.3 Participation Rights on Transfer. If any Management Shareholder proposes to Transfer all or any of its shares of Common Stock (including a Transfer by Charney, Jennings or any Permitted Transferee of either of them of any equity securities of ASD Partners) to a third party, such Management Shareholder (the "Offering Shareholder") shall give notice of such proposed Transfer (the "Section 2.3 Notice") to the Non-Management Shareholders. The Section 2.3 Notice must set forth the name of the proposed Transferee (the "Buyer"), the number of shares of Common Stock to be Transferred (the "Offered Shares"), the Sale Price, and the Terms of the proposed Transfer. For purposes of a proposed Transfer by a Management Shareholder of any equity securities of any entity that owns Common Stock, the number of Offered Shares shall be the number of shares of Common Stock indirectly owned by virtue of the ownership of such equity interest. Each Non-Management Shareholder shall have fifteen (15) days (after which the right and option to participate in the proposed Transfer will expire unless extended to the next succeeding Business Day as provided below) from the date on which the Section 2.3 Notice is given to Transfer to the Buyer (and the number of shares that may be sold by the Offering Shareholder to the Buyer shall be reduced accordingly) up to that number of shares ("Participating Shares") of Common Stock equal to the product of (a) the total number of Offered Shares, multiplied by (b) a fraction, the numerator of which is equal to the number of shares of Common Stock (including the number of shares of Common Stock then obtainable by the Preferred Investors upon conversion of the Series A Preferred Stock at the then applicable conversion price and the Series B Amount) owned by such Non-Management Shareholder, and the denominator of which is equal to the sum of (x) the aggregate number of shares of Common Stock (including the number of shares of Common Stock then obtainable by the Preferred Investors upon conversion of the Series A Preferred Stock at the then applicable conversion price and the Series B Amount) issued and outstanding and
(y) the number of shares of Common Stock owned by the Offering Shareholder. All sales of Participating Shares pursuant to this Section shall be at the Sale Price and on terms and conditions no less favorable to the Offering Shareholder than the Terms set forth in the Section 2.3 Notice. Except as otherwise provided in this Section, any attempt to Transfer to a Transferee other than the Buyer or to Transfer on terms other than those set forth in the Section 2.3 Notice shall not be made without the Offering Shareholder's further compliance with the notice and option provisions of this Section.

     For purposes of this Section, the Staubach Affiliated Shareholders shall be deemed to be a single Non-Management Shareholder.

     Notwithstanding the foregoing provisions of this Section, no compliance with the notice and option provisions of this Section shall be required (i) with respect to any Transfer by any Management Shareholder in compliance with Section 2.2, (ii) with respect to any Transfer to a Permitted Transferee (provided that any Transfer to a Permitted Transferee shall comply with Section 2.1) or (iii) with respect to any Transfer by any Management Shareholder as part of an Underwritten Public Offering.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     Section 3.1 Board Composition and Election. The Shareholders and Preferred Investors hereby acknowledge and agree that the composition of the Board shall be subject to the following terms and conditions:

             (a) Upon the execution hereof, the Board shall consist of six (6) members, and the size of the Board may be increased in connection with the nomination of parties contemplated in this Section 3.1; provided that any increase in the size of the Board above seven (7) members shall be made by a resolution adopted by at least seventy-five percent (75%) of the members of the Board. At each annual meeting of the shareholders of the Company or any special meeting called for the purpose of electing directors of the Company, the voting committee of the Staubach Affiliated Shareholders and the Private Shareholders each shall separately have the right to nominate one (1) member of the Board, and the Preferred Investors and Norm Charney shall each have the right to separately nominate two (2) members of the Board (for purposes of this Article III the Staubach Affiliated Shareholders (as a group), the Private Shareholders (as a group), the Preferred Investors (as a group) and Norman Charney are each referred to as a "Nominating Party") and each of the Shareholders and Preferred Investors shall vote all of the shares of Common Stock then owned by them, directly or indirectly, in favor of the election of such nominated persons and otherwise use their respective best efforts as shareholders or directors of the Company to cause and maintain the election to the Board of such persons; provided however, that (i) in the event that the Staubach Affiliated Shareholders and/or the Private Shareholders shall at any time own in the aggregate less than 500,000 shares of Common Stock (subject to adjustment for stock splits, combinations and reclassifications and dividends paid in Stock), the Staubach Affiliated Shareholders and/or the Private Shareholders, as applicable, shall cease to have the right to nominate a member of the Board until such time as the members of the affected Shareholder Group again own in the aggregate at least 500,000 shares of Common Stock (subject to adjustment for stock splits, combinations and reclassifications and dividends paid in Stock) and (ii) in the event the Preferred Investors shall at any time own less than 1,000,000 shares of Common Stock (including the number of shares of Common Stock then obtainable upon conversion of the Series A Preferred Stock at the applicable conversion price and upon conversion, subject to adjustment for subsequent stock splits, combinations and reclassification and dividends), the Preferred Investors shall cease to have the right to nominate two (2) members of the board until such time as the Preferred Investors again own in the aggregate at least 1,000,000 shares of Common Stock (determined as aforesaid). The Company shall pay the reasonable and accountable out-of-pocket expenses incurred by the directors nominated herein which are associated with the attendance of such directors at any Board meeting.
     Each person elected as a director pursuant to this Section shall hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified in accordance with this Section or until his death, resignation or removal.

             (b) Norm Charney, the Private Shareholders, the Staubach Affiliated Shareholders and the Preferred Investors hereby respectively agree that, to the extent the conditions set forth in Section 3.1(a) above are met, Paul Jennings and Norm Charney shall be the representatives of Norm Charney, Jonathan Bloch shall be the representative of the Private Shareholders, Kevin Yancy shall be the representative of the Staubach Affiliated Shareholders, and Alan Salzman and Paul Sherer shall be the representatives of the Preferred Investors, respectively, to initially represent such parties on the Board.

             (c) No Shareholder shall vote its shares of Common Stock in favor of the removal of the director nominated by a Nominating Party unless so requested by the applicable Nominating Party. If, however, a Nominating Party shall request the removal of the director nominated by such Nominating Party, each Shareholder shall vote all of the shares of Common Stock owned by it at the time in favor of the removal of such director.

             (d) If any vacancy occurs in the Board because of the death, disability, resignation, retirement, or removal of a director nominated and elected in accordance with paragraph (a) of this Section, the applicable Nominating Party shall nominate a successor, and each Shareholder shall vote all of the shares of Common Stock then owned by it in favor of the election of such successor member to the Board. Any such vacancy that occurs shall be filled as promptly as possible upon the request of the applicable Nominating Party.

     Section 3.2 Board Approval of Certain Matters. The Company shall not, without the affirmative consent or approval of at least two-thirds (2/3) of the members of the Board:

             (i) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company (other than to a corporation in which the shareholders of the Company own (or will own) fifty percent (50%) or more of the voting power upon completion of the transaction);

             (ii) merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities (other than a corporation or other entity in which the shareholders of the Company own (or will own) fifty percent (50%) or more the voting power on completion of the transaction);

             (iii) voluntarily dissolve, liquidate, or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

             (iv) incur or permit to exist any indebtedness for borrowed money in excess of $500,000, other than debt existing on the date of this Agreement;

             (v) incur or agree to incur any single capital expenditure or group of related capital expenditures in excess of $100,000;

             (vi) declare or pay any dividend on or make any distribution with respect to any Common Stock or Preferred Stock;

             (vii) make any payment on account of the purchase of any Common Stock or Series B Preferred Stock other than Common Stock or Series B Preferred Stock purchased from a director or employee of the Company who owns less than two percent (2%) of the outstanding shares of Common Stock and Series B Preferred Stock at the time of purchase (other than any such payment made in compliance with the terms of this Agreement or for repurchases pursuant to the Long Term Incentive Plan);

             (viii) authorize or issue any additional series or class or shares of Common Stock or any other Equity Securities other than: (1) the issuance of options pursuant to the Company's Long-Term Incentive Plan as presently in effect or the issuance of shares upon exercise thereof, (2) the issuance of shares pursuant to the Stock Option Agreement to Mr. Paul Jennings exercisable for 957,500 shares of Series B Common Stock (to be reclassified Series B Preferred Stock), (3) pursuant to the exercise of Warrants to purchase 1,000,000 shares of Series B Common Stock (to be reclassified Series B Preferred Stock), (4) shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or (5) shares of Common Stock upon exercise of the Warrants issued to Preferred Investors pursuant to the Securities Purchase Agreement, as any of the same may be amended by approval of the Board of Directors (including the representatives of the Preferred Investors) and subject to, in each case, adjustment for stock splits, combinations and reclassifications and dividends paid in stock;

             (ix) originate, renew, extend or amend the terms of any employment agreement with any executive officer of the Company; or

             (x) create an Executive Committee or other committee of the Board which will have the authority to act on behalf of the Board.

                                  ARTICLE IV

                              REGISTRATION RIGHTS

     Section 4.1  Demand Registration.

     (a)  Request for Registration.

          (i) At any time after one year following the closing date of an initial Public Offering, a Rights Holder (other than the Preferred Investors) who owns, or group of Investing Shareholders who own, in the aggregate, twenty-five percent (25%) or more of the total number of Registrable Securities owned by all of the Rights Holders (other than the Preferred Investors ) (a "Registrable Amount"), may make a written request (a "Demand Notice") for registration under the Securities Act (a "Demand Registration") of at least the Registrable Amount, subject to the conditions of this Article IV.

          (ii) At any time after one year following the closing date of an initial Public Offering, a Preferred Investor who owns, or a group of Preferred Investors who own, in the aggregate, fifty percent (50%) or more of the total number of Registrable Securities owned by all of the Preferred Investors (a "Preferred Registrable Amount"), may make a Demand Notice for a Demand Registration of at least the Preferred Registrable Amount, subject to the conditions of this Article IV.

          (iii) Each Demand Notice will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within ten (10) days after receipt of such Demand Notice, the Company will give written notice of the Company's receipt of such Demand Notice to all Rights Holders at least twenty (20), but not more than sixty (60), days before the anticipated filing date of such Registration Statement, and such Rights Holders will be given the opportunity to participate in such Demand Registration and shall be deemed a Demanding Holder (as hereinafter defined) for purposes of this Agreement. Subject to Section 4.1(d) hereof, the Company will include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the delivery to the applicable Rights Holders of the Company's notice. Each such Rights Holder's request also will specify the number of Registrable Securities to be registered and, subject to
     Section 4.1(f) hereof, the intended method of disposition thereof. In addition, Demand Registrations shall be on such appropriate registration form of the Commission as the Company shall determine.

     (b)  Limitation on Demand Registration.

          (i) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to effect more than one (1) Demand Registration under Section 4.1(a)(i) of this Agreement and more than two (2) Demand Registrations under Section 4.1(a)(ii) of this Agreement. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to honor any Demand Notice requesting a Demand Registration, or otherwise cause a Demand Registration to become effective hereunder if the Demand Notice is delivered to the Company during the period commencing ninety (90) days prior to the Company's good faith estimate of the effective date of a registration statement pursuant to which the Company is offering shares of any class of equity securities of the Company in an Underwritten Public Offering and ending one-hundred twenty (120) days after the closing date of any such offering.

          (ii) The Company may postpone or suspend for up to 90 days the filing or the effectiveness of Registration Statements for Demand Registrations if the Board determines reasonably and in good faith, that such registration (or the effect thereof) is likely to have a material adverse effect on any proposal or plan by the Company; provided, however, that the Company may not utilize this right to postpone or suspend more than twice in any twelve-month period.

     (c) Effective Registration and Expenses. Upon receipt of a written request for a Demand Registration, the Company will (i) take appropriate action, on a reasonable, timely basis and in any event within sixty (60) days of such request, to prepare and file a Registration Statement covering the shares requested to be included in such Demand Registration subject to Section 4.1(e) and (ii) use its reasonable best efforts to cause each Demand Registration to become effective under the Securities Act. A registration will not count as a Demand Registration (i) unless a Registration Statement with respect thereto has become effective (unless the Rights Holders whose Registrable Securities are included in such Demand Registration ("Selling Demand Holders") withdraw their shares of Registrable Securities requested to be included in the Demand Registration so that less than a Registrable Amount of shares remains subject to such Demand Registration, in which case such demand shall count as a Demand Registration unless the Selling Demand Holders agree to pay all Registration Expenses), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Demand Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Demand Holders. Except as set forth above, the Company will pay all Registration Expenses in connection with any Demand Registration as set forth in
Section 4.3, whether or not it becomes effective.

     (d) No Third-Party Piggy-Back on Demand Registrations. Neither the Company nor any of its respective securityholders (other than the holders of Registrable Securities exercising rights granted pursuant to Section 4.2 hereof) may include securities of the Company in any Demand Registration without the prior written consent of the Demanding Holder or, if more than one Demanding Holder, the Majority Demanding Holder (as hereinafter defined), and the Company shall not enter into any agreement providing any such right to any of its securityholders.

     (e) Cutback on Demand Registration. In the event the offering of shares pursuant to a Demand Registration shall be in the form of an Underwritten Public Offering pursuant to subsection (f) below, if the underwriter or the managing underwriter of a group of underwriters, as applicable, of such offering advises the Company and the Selling Demand Holders that market or other conditions require a limitation on the number of Registrable Securities to be included in the Registration Statement, then the Company may limit the number of shares of Registrable Securities to be included in the Demand Registration. Upon such advice by the underwriter or managing underwriter, the Company shall give notice to all of the Selling Demand Holders of the number of shares of Registrable Securities of the Selling Demand Holders that will be entitled to be included in the Registration Statement, and the number of shares of Registrable Securities of the Selling Demand Holders that may be so included shall be allocated among all of the Selling Demand Holders (other than employees and directors of the Company) in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Securities that such Selling Demand Holders had requested to be included in the Registration Statement. To the extent that there remain additional Registrable Securities which may be sold, such Registrable Securities will then be allocated among Selling Demand Holders who are directors and employees of the Company in the proportions set forth above. Any Selling Demand Holder which disapproves of the terms of any such underwriting may elect to withdraw therefrom by written notice to the Company and the underwriter or managing underwriter. Any shares of Registrable Securities so withdrawn from such underwriting shall be withdrawn from the Registration Statement.

     (f) Manner of Offering: Selection of underwriters. If the Non-Management Shareholder(s) requesting a Demand Registration ("Demanding Holder(s)") so requests (or if more than one Demanding Holder, if the Demanding Holders owning a majority of the Registrable Securities requested to be included in the Demand Regulation by the Demanding Holders so requests (the "Majority Demanding Holders")), the offering of Registrable Securities pursuant to a demand Registration shall be in the form of an Underwritten Public Offering, and all Demanding Holders electing to participate in such Demand Registration shall be bound by such determination. If a Demand Registration is in the form of an Underwritten Public Offering, the Majority Demanding Holders shall select the managing underwriter or underwriters to be used in connection with the offering; provided, however, that such underwriter or underwriters must be reasonably satisfactory to the Company.

     Section 4.2  Piggy-Back Registration.

     (a) Request for Registration. If at any time after the closing date of an initial Public Offering, any Equity Securities are proposed to be sold or disposed, either for the account of the Company or for the account of a security holder or holders, in a Public Offering (other than in connection with any exchange offer, a registration relating solely to the sale of Securities to participants in a Company stock plan, or an offering of securities solely to the Company's existing security holders), the Company shall (a) promptly give to each Rights Holder with rights remaining under this Section 4.2 notice of such proposed offering, including a description of the securities to be offered, a statement of the anticipated number and dollar amount of securities to be offered, identifying any proposed underwriter or representative of the underwriters, and describing the proposed method of distribution (including, without limitation, a list of the jurisdictions in which the Company intends to attempt to register or qualify such securities under applicable state securities law) and the anticipated timing of the offering, and (b) include in the appropriate Registration Statement covering such Equity Securities, and in any underwriting relating thereto, all of the shares of Registrable Securities specified in a written request made by any Rights Holder with rights remaining under this
Section 4.2 (a "Piggy-Back Registration") within thirty (30) days after receipt of the notice of the proposed offering, except as set forth below in this Section. If the registration pursuant to this Section involves an Underwritten Public Offering, all of the Rights Holder proposing to distribute shares of Registrable Securities through such Underwritten Public Offering (the "Selling Holders") and the Company shall enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters named in the Company's notice given pursuant to this Section.

     (b) Limitation on Piggy-Back Registrations. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to effect more than two (2) Piggy-Back Registrations under this Agreement for the Rights Holders; provided however, the Preferred Investors shall not be limited in the number of Piggy Back Registrations the Company may be obligated to effect. The Company may postpone or suspend for up to 90 days the filing or the effectiveness of a Registration Statement involving a Piggy-Back Registration if the Board determines, reasonably and in good faith, that such registration (or the effect thereof) is likely to have a material adverse effect on any proposal or plan by the Company.

     (c) Cutback on Piggy-Back Registration. Notwithstanding any other provision of this Section, if the underwriter or the managing underwriter of a group of underwriters, as applicable, advises the Company and the Selling Holders that market or other conditions require a limitation of the number of Registrable Securities to be included in the Registration Statement, then the Company may limit the number of Registrable Securities of the Selling Holders to be included in the Registration Statement and underwriting. Upon such advice by the underwriter or managing underwriter, the Company shall give notice to all of the Selling Holders of the number of Registrable Securities of the Selling Holders that will be entitled to be included in the Registration Statement, and the number of shares of Registrable Securities of the Selling Holders that may be so included shall be allocated among all of the Selling Holders (other than employees and directors of the Company) in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Securities that such Selling Holders had requested to be included in the Registration Statement. To the extent that there remain additional Registrable Securities which may be sold, such Registrable Securities will then be allocated among the Selling Holders who are directors and employees of the Company in the proportions set forth above. Any Selling Holder which disapproves of the terms of any such underwriting may elect to withdraw therefrom by written notice to the Company and the underwriter or managing underwriter. Any shares of Registrable Securities so withdrawn from such underwriting shall be withdrawn from the Registration Statement.

     Section 4.3 Registration Expenses. All costs and expenses incurred in connection with any registration, qualification, or compliance effected pursuant to this Article IV, including (without limitation) all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel (including one special counsel to the Selling Demand Holders or Selling Holders, as the case may be) and independent accountants (including, without limitation, the expenses of any special audit or "cold comfort" letters required by or incident to such registration, qualification or compliance) and other experts of the Company, as the case may be, shall be borne by the Company to the extent permitted by applicable law; provided, however, that the Company shall not be required to pay any underwriting discounts or commissions relating to shares of Common Stock owned by the Selling Demand Holders or Selling Holders, as the case may be.

     Section 4.4  Obligations of the Company.  Whenever required under this
Article IV to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of the Rights Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Rights Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company or by the Company;

             (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement;

             (c) furnish to the Rights Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

             (d) use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Rights Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not, at the time, so qualified;

             (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

             (f) notify each Rights Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

             (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

provided; however, it shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article IV with respect to the Registrable Securities of any selling Rights Holder that such Rights Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Rights Holder's Registrable Securities.

     Section 4.5  Form S-3 Registration.  Subject to the requirements of
Section 4.1(b)(ii), in case the Company shall receive a written request or requests from either (i) Preferred Investors holding a majority of the Registrable Securities then held by the Preferred Investors or (ii) the Staubach Affiliated Shareholders and the Private Shareholders (collectively, the "Investing Shareholders") holding a majority of the Registrable Securities then held by the Investing Shareholders, that the Company effect a registration on Form S-3 with respect to all or part of the Registrable Securities owned by such Preferred Investors or the Investing Shareholders, as the case may be; provided that the Company then (and throughout the period of the proposed registration) qualifies for registration on Form S-3, the Company will:

             (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Rights Holders; and

             (j) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Rights Holder's or Rights Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Rights Holder or Rights Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company.

             The Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Rights Holders; provided that in no event may (i) the Preferred Investor make more than two (2) requests for registration under this Section 4.5 or (ii) the Investing Shareholders make more than one (1) request for registration under this Section 4.5.

Registrations effected pursuant to this Section 4.5 shall not be counted as demands for registration or registrations effected pursuant to Section 4.1.

     Section 4.6 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Investors holding a majority of the Registrable Securities then held by the Preferred Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Article IV hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Preferred Investors which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to date that is one year subsequent to the closing of an initial Public Offering.

     Section 4.7 Termination of Registration Rights. The rights of the Rights Holders under Sections 4.1 through 4.4 shall terminate on the first to occur of
(a) the seventh (7th) anniversary date of the closing of an initial Public Offering and (b) with respect to each Rights Holder, on the date such Rights Holder may sell all of his, her or its Registrable Securities in any three month period pursuant to Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter promulgated by the Commission.

     Section 4.8 Transfer of Registration Rights. Notwithstanding anything in this Agreement to the contrary, upon the Transfer of Registrable Securities by an Rights Holder to a Permitted Transferee, the rights of such Non-Management Shareholder under this Article IV shall inure to the benefit of such Permitted Transferee provided that the Company is given prompt notice of such Transfer and to the extent exercising rights under this Article IV, such Permitted Transferee shall be bound by the provisions of this Article IV.

     Section 4.9 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, following consummation of a Public Offering, make publicly available other information as long as necessary under Rule 144 promulgated under the Securities Act) from the date of the Company's initial Public Offering, and it will take such further action after such date as any Rights Holder may reasonably request, all to the extent required from time to time to enable such Rights Holder to sell Stock pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter promulgated by the Securities and Exchange Commission.

     Section 4.10 Indemnification. The following indemnification provisions shall apply to the matters described in this Article:

             (a) With respect to each registration, qualification or compliance effected pursuant to this Article, the Company shall indemnify and hold harmless each Rights Holder and its Controlling Persons from and against, and will reimburse such Rights Holder and each such Controlling Person with respect to, any and all losses, claims, damages, liabilities and expenses (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which such Rights Holder or any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, preliminary prospectus, or Registration Statement, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; provided, however, that the Company shall not be liable in any case to the extent that any such loss, claim, damage, or liability (or action in respect thereto) arises out of or is based upon any untrue statement or omission made in any prospectus, preliminary prospectus, or Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Rights Holder or Controlling Person of such Shareholder specifically for inclusion in such prospectus, preliminary prospectus, or Registration Statement, or any amendment or supplement thereto.

             (b) With respect to each registration, qualification, or compliance effected pursuant to this Article for the benefit of a Rights Holder, such Rights Holder shall indemnify the Company and each of its Controlling Persons from and against, and will reimburse the Company and each such Controlling Person with respect to, any and all losses, claims, damages, liabilities and expenses (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which the Company or any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, preliminary prospectus, or Registration Statement, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such loss, claim, damage, or liability (or action in respect thereto) arises out of or is based upon any untrue statement or omission made in any prospectus, preliminary prospectus, or Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Rights Holder specifically for inclusion in such prospectus, preliminary prospectus, or Registration Statement, or amendment or supplement thereto; provided, however, that a Rights Holder shall not be liable for any amount in excess of the net proceeds of any such registration, qualification or compliance which are received by such Rights Holder.

             (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Sections 4.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided in this subsection shall not relieve the indemnifying party of its obligations under Sections 4.7(a) or (b) unless the indemnifying party is actually prejudiced by such failure to give such notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, if any indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Sections 4.7(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in connection with the proviso of the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

             (d) If the indemnification provided for in this Section from the indemnifying party is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to in this Section, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions, statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section, the term "damages" includes any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending against or appearing as a third party witness in any action or claim that is the subject of the contribution provisions of this Section. No Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                PREEMPTIVE RIGHTS AND ANTI-DILUTION PROTECTION

     Section 5.1 Preemptive Rights. Subject to the provisions of Section 5.2, each Non-Management Shareholder shall have the right of first refusal to purchase all (or any part) of its pro rata portion of any additional shares of Common Stock or other Equity Securities ("New Securities"), that the Company may, from time to time, propose to sell and issue other than: (i) options issued by the Company pursuant to its Long-Term Incentive Plan approved by the Board (or shares issued upon the exercise thereof) or shares issued pursuant to that certain Stock Option Agreement dated February 10, 1999 between Paul Jennings and the Company, (ii) shares issued upon the exercise of outstanding warrants to acquire 1,000,000 shares of Series B Common Stock, (iii) shares of Common Stock issued by the Company as a dividend, distribution or stock split pro rata among all Shareholders (or similar action resulting in a pro rata distribution of shares of Common Stock among all Shareholders), (iv) shares of Common Stock issued by the Company as consideration for the acquisition of substantially all the assets or at least fifty percent (50%) of the voting power of the equity securities, of another corporation or other entity, (v) shares or Securities issued to the Preferred Investors (including any securities acquired upon exercise or conversion of securities issued to the Preferred Investors), and
(vi) shares issued in an initial Public Offering (the shares described in the preceding clauses (i) through (vi) and any shares issued or issuable with respect to such shares by way of a dividend, reclassification, stock split, or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise are hereinafter referred to as the "Excluded Shares"). The pro rata portion of New Securities which each party is entitled to purchase pursuant to this Article V (subject to the provisions of Section 5.2) shall equal the ratio of (a) the number of shares of Stock held by such party at the time the New Securities are offered to (b) the number of shares of Common Stock held by all the Non-Management Shareholders. For purposes of this Article V, the Staubach Affiliated Shareholders shall be deemed to be a single party.

     Section 5.2 Acceptance of Purchase Rights. If the Company proposes to undertake an issuance of New Securities, it shall give each party having a right of first refusal under this Article V written notice (the "Notice") of its intention, describing the type of New Securities, the price, the amount of New Securities to be issued, and the general terms and conditions upon which the Company proposes to issue the same. Each party having a right of first refusal under this Article V shall have fourteen (14) days from the giving of such Notice to agree to purchase New Securities for the price and upon the terms and conditions specified in the First Notice by giving written notice (the "Acceptance Notice") to the Company and stating therein whether such party desires to purchase the quantity (up to such party's pro rata portion) of the New Securities such party is electing to purchase. The purchase of New Securities by each party so electing shall take place no later than the twenty-fourth (24th) day after the giving of the Notice.

     Section 5.3 Sale of New Securities by the Company. If the parties having a right of first refusal under this Article V fail to exercise such right within fourteen (14) days from the giving of the Notice, the Company shall have ninety
(90) days thereafter to sell the New Securities in respect of which such parties' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice pursuant to Section 5.2 above. If the Company has not sold the New Securities within such ninety (90) days, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the parties having a right of first refusal under this Article V in accordance with the provisions of this Article V.

     Section 5.4 Anti-Dilution Protection. If the Company proposes to issue any shares of Common Stock (other than Excluded Shares as defined in Section 5.1) at a New Price (as hereinafter defined) which is less than the Base Price (as hereinafter defined), and the Staubach Affiliated Shareholders and the Private Shareholders, acting as separate Shareholder Groups, shall elect not to exercise their rights of first refusal pursuant to Section 5.2, then either the Staubach Affiliated Shareholders, the Private Shareholders, the Preferred Investors (with respect to shares of Common stock actually owned by them) or all of them, acting as a group (in each case an Electing Shareholder Group") may elect at any time within fifteen (15) days after notice of such new issuance, to have the Company issue to the members of such Electing Shareholder Group, immediately upon the issuance or sale of such Common Stock, without any further consideration due or payable therefor by any member of an Electing Shareholder Group, such number of shares of Common Stock determined by multiplying the number of shares of Common Stock owned by such member of the Electing Shareholder Group by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of additional Common Stock to be issued at the New Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate adequate consideration to be received by the Company for such issuance would purchase at the Base Price. For purposes of this Section 5.4, the "New Price" shall equal the consideration per share received by the Company for the proposed issuance of Common Stock, and the "Base Price" shall mean $1.00 per share (as adjusted for stock splits, combinations and reclassifications and dividends paid in stock).

                                  ARTICLE VI

                              LEGENDS AND FILING

     Section 6.1 Legend on Certificates. The certificates representing the shares of Stock owned by the Shareholders, whether now outstanding or hereafter to be issued during the term of this Agreement, shall have conspicuously endorsed upon them a legend in substantially the following form:

     "The shares of stock represented by this certificate are subject to the terms of an effective Shareholders' Agreement, a copy of which is on file at the principal office of the Company. The shares represented hereby may be voted and sold, transferred, assigned, pledged, encumbered, or otherwise alienated only in accordance with the terms of the Shareholders' Agreement. A copy of the Shareholders' Agreement shall be furnished without charge to the holder of this certificate upon the receipt by the Company of a written request therefor from the holder."

     The Shareholders acknowledge that they understand that none of the shares of Stock owned by them have been registered under the Securities Act or registered or qualified under any state securities laws; that the provisions of Rule 144 promulgated under the Securities Act currently are not available for the public resale of the shares of Stock; that the shares of Stock therefore are not and will not be Transferable in the absence of a Registration Statement with respect to such shares or an applicable exemption from registration; and that there may be typed or otherwise printed on the certificates representing the shares of Stock a legend in substantially the following form:

     "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or any other applicable state securities laws and may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of unless either (i) such shares are registered under the Securities Act of 1933 and registered or qualified under any other applicable securities statute, or (ii) such shares may be offered, sold, assigned, transferred, pledged, or otherwise disposed of pursuant to an exemption from the registration requirements of the Securities Act of 1933 and any other applicable securities statute. The Company may, in its discretion, require delivery of an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect such exemptions are available for the offer, sale, transfer, pledge or other disposition of the Shares represented hereby."

     Section 6.2 Filing of this Agreement. The parties hereto acknowledge and agree that a copy of this Agreement shall be placed on file by the Company at its principal place of business and shall be subject to the same right of examination by any Shareholder, in person or by agent, attorney, or accountant, as are the books and records of the Company.

                                  ARTICLE VII

                             TERM AND ENFORCEMENT

     Section 7.1 Term of Entire Agreement. This entire Agreement shall expire or terminate upon (a) the distribution to the Shareholders of all proceeds (if any) distributable to them as the result of the cessation of business, bankruptcy, submission to receivership, or dissolution of the Company, (b) the decision to so terminate evidenced by a document signed by Shareholders owning at least seventy-five percent (75%) of the shares of Common Stock (including for purposes of such calculation the shares issuable upon conversion of Series A Preferred Stock and the Series B Amount) outstanding and subject to this Agreement at the time of such decision, (c) the distribution to the Shareholders of all proceeds (if any) distributable to them as the result of the sale of all or substantially all of the assets of the Company, or (d) except with respect to Articles I, IV and VIII, (except to the extent provided for therein), the consummation of an initial Public Offering. No such termination shall, however, negate, limit, impair, or otherwise affect any right, remedy, obligation, or liability of any party hereto under this Agreement which matured or became applicable before such termination.

     Section 7.2 Specific Enforcement. Each Shareholder acknowledges and agrees that a violation by him, her or it of any of the provisions of this Agreement will cause irreparable damage to the Company and the other Shareholders and that the Company and the other Shareholders will have no adequate remedy at law for such violation. Accordingly, each party hereto agrees that the Company and the non-violating Shareholders shall be entitled as a matter of right to an injunction from any court of competent jurisdiction, restraining any further violation of such provision or affirmatively compelling such offender to carry out its obligations hereunder. Such right to injunctive relief shall be cumulative and in addition to whatever remedies the Company or non-violating Shareholders may have at law.

     Section 7.3 Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. Further, the illegal, invalid, or unenforceable provision shall be limited so that it will remain in effect to the fullest extent permitted by law.

     Section 7.4 Attorneys' Fees. If any action at law or in equity is brought by any party hereto to enforce the terms and conditions of this Agreement, the party in whose favor a final judgment is entered shall be entitled, in addition to any other relief which may be awarded, to recover from the other party or parties, its reasonable attorneys' fees, together with such prevailing party's other reasonable and necessary expenses incurred in connection with such litigation.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1  Information Rights.

             (a) The Company shall deliver to each Non-Management
Shareholder:

                 (i) audited annual balance sheets, statements of income and statements of cash flow of the Company within ninety (90) days following the end of each fiscal year of the Company;

                 (ii) quarterly unaudited balance sheets, statements of income and statements of cash flow of the Company within forty-five (45) days of the close of each fiscal quarter of the Company;

                 (iii) unaudited monthly financial statements within thirty (30) days of the close of each month; and

                 (iv) a copy of the Company's annual budget and operating plan, including forecasted balance sheets, statements of income and statements of cash flow (accompanied by the related assumptions and detail backup) on or before December 31 of each year.

Each Non-Management Shareholder shall also have the right, upon reasonable notice at its own expense, to inspect the books and records of the Company at the Company's offices during normal business hours. The Non-Management Shareholders acknowledge that the information provided may be confidential or proprietary and agree to treat such information accordingly and to conduct any such review in a manner so as to not unreasonably interfere with the business activities of the Company.

             (b) The rights set forth in Section 8.1(a) above terminate upon an initial Public Offering; provided that for a period of three years following an initial Public Offering the Company would, upon the request of any Non-Management Shareholder, transmit copies of the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Report on Form 8-K and annual report to shareholders promptly after such documents are filed with the Securities and Exchange Commission.

     Section 8.2 Notices. Any and all notices, consents, waivers, requests, and other communications required or permitted to be given to the parties hereto shall be in writing and transmitted by same-day or overnight courier for personal delivery, by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, to the parties at the following addresses:

     If to the Company:  ASD Systems, Inc.
                         3737 Grader St., Suite 110
                         Garland, Texas  75041
                         Facsimile No.:  (214) 343-2924
                         Attn:  Norman Charney

     If to any of the
      Shareholders:      At their respective addresses then set forth in the
                         stock records of the Company.

     If to the Preferred
      Investor:          VantagePoint Venture Partners
                         1001 Bayhill Drive, Suite 100
                         San Bruno, California 94066
                         Facsimile No.:  650.866.3100
                         Attn:  Alan Salzman

Any of the above addresses may be changed only by giving notice of such change of address to each of the other parties hereto. Any communication transmitted in either manner described above in this Section shall be deemed sufficiently given or otherwise effective upon delivery to the addressee (with the courier's delivery receipt, the return receipt or the facsimile answer back being conclusive evidence of such delivery) or at such time as delivery is refused by the addressee.

     Section 8.3 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 8.4 Inurement. Subject to the restrictions on Transfer contained herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, and legal representatives of each of the parties hereto.

     Section 8.5 Amendment and Waiver. This Agreement may be amended only by the written consent of Shareholders owning at least seventy-five percent (75%) of the shares of Common Stock outstanding and subject to this Agreement at the time of such amendment. No provision of this Agreement may be waived except by a document executed by each party against which the waiver is sought to be enforced.

     Section 8.6 Entire Agreement. This Agreement contains the entire contract and understanding among the parties hereto and supersedes all prior oral or written agreements among the parties hereto, or between any of them, with respect to the subject matter hereof. There are no representations, agreements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not expressed or referred to herein.

     Section 8.7 Status of Spouses. Unless (a) shares of Stock are separately issued by the Company to a spouse of a Shareholder in such spouse's own name,
(b) the Company acknowledges the proper Transfer of shares of Stock to such spouse, or (c) the provisions of this Agreement otherwise expressly provide, references to a "Shareholder" or to "Shareholders" (or any variation thereof) shall not include the spouse of any of the Shareholders. If any married Shareholder is required to sell his or her shares of Stock to the Company or the other Shareholders pursuant to the terms of this Agreement, such Shareholder hereby agrees to use his or her best efforts to cause any and all rights to and interest in such shares of Stock that such spouse may then have (or claim to have) to be sold, in like manner and upon the same terms and conditions, to the Company or the other Shareholders.

     Section 8.8 Descriptive Headings. The descriptive headings in this Agreement have been used for convenience only and shall not be deemed to limit or otherwise affect the construction of any of the provisions hereof.

     Section 8.9 Gender. Whenever in this Agreement the context so requires, the male gender shall include the female and neuter; the female gender shall include the male gender and neuter; and the neuter shall include the male and female.

     Section 8.10 Further Acts. Each of the parties hereto shall perform all such further acts and execute all such additional documents as may be necessary or reasonably appropriate to effect the intent and purposes of this Agreement.

     Section 8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument. This Agreement shall be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

     Section 8.12 Amendment and Restatement. This Agreement amends and restates in its entirety the Original Shareholders Agreement. Any issuances of securities on or prior to the date hereof are consented to in all respects and any preemptive rights or antidilution protections with respect thereto are deemed waived.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                           THE COMPANY:

                           ASD SYSTEMS, INC.

                           By: /s/ Norman Charney
                              --------------------------------------------
                              Name:  Norman Charney
                              Title: President

                           SHAREHOLDERS:

                           ASD PARTNERS, LTD., a Texas limited partnership

                           By:  ASD GP, Inc., its general partner

                                By: /s/ Norman Charney
                                   --------------------------------------------
                                   Name:  Norman Charney
                                   Title: President

                           VANTAGEPOINT VENTURE PARTNERS III (Q), L.P.

                           By: VANTAGE POINT ASSOCIATES III, LLC
                              -------------------------------------------------
                              Name: /s/ Alan Salzman
                                   --------------------------------------------
                              Title: Alan Salzman, Managing Member
                                    -------------------------------------------

                            /s/ James C. Leslie
                           ----------------------------------------------------

                           /s/ Kevin Yancy
                           ----------------------------------------------------
                           James C. Leslie and Kevin Yancy as Attorneys-in-Fact for each of the Staubach Affiliated Shareholders listed in Schedule A-1 attached hereto


                           ----------------------------------------------------
                           Jonathan Bloch, as Attorney-in-Fact for each of the Private Shareholders listed in Schedule A-2 attached hereto

/s/ Norman Charney
------------------------
Norman Charney

/s/ Paul M. Jennings
------------------------
Paul M. Jennings

                              (Signature pages continued)


                              VANTAGE POINT COMMUNICATIONS
                                 PARTNERS, L.P.

                              By:  VANTAGEPOINT COMMUNICATIONS
                                     ASSOCIATES, LLC

                              Name: /s/ Alan Salzman
                                    -------------------------------------------
                              Title: Alan Salzman, Managing Member

                               ASD SYSTEMS, INC.

                            SHAREHOLDERS' AGREEMENT
                                 SCHEDULE A-1



     Name of Shareholder    Number of Shares of Common Stock Owned
     -------------------    --------------------------------------

BRANT  BRYAN                                     50,000
MATTHEW  COIT                                   180,000
SCOTT  COLLIER                                   50,000
CHARLIE  CORSON                                  75,000
KEITH CRAWFORD                                   25,000
RONNIE  DEYO                                     25,000
BRUCE  DODGE                                     25,000
BARRY  DORFMAN                                   25,000
GREG  ENGLAND                                    75,000
CRYSTAL  PARTNERS V                              40,000
JOHN  GATES                                     100,000
LEE  HANSEN                                      25,000
SCOTT  HARRINGTON                                25,000
JOE  HOLLISTER                                   25,000
DAVID  HOUCK                                     25,000
STEVE  JARVIE                                    25,000
KELLEY  KACKLEY                                  25,000
HUGH  KELLY                                      25,000
KIMBLER FAMILY PARTNERS, LTD.                   100,000
BRETT  LANDES                                    25,000
JIM  LESLIE                                     100,000
CHRIS  MAGUIRE                                   50,000
KRISTIN  MARKHAM                                 50,000
TOM  MCCARTHY                                    30,000
LANCE MCILHENNY                                  25,000
JOE  OWEN                                        50,000
TOMMY  PARRETT                                   30,000
JOHN  PAUL                                       25,000
JOHN  PEARSON                                    25,000
FRANK  RICCA                                     75,000
SCOTT  RIDDLES                                   25,000

SCHEDULE A-1 - Page 1

ROGER  STAUBACH                                 100,000
DAVID  STRINGFIELD                               75,000
ANDY  TEDFORD                                    25,000
PAUL  TINGLEY                                    25,000
LARRY TOON                                      100,000
BILL WALTON                                      25,000
PAUL  WHITMAN                                   220,000
KEVIN  YANCY                                     75,000
ROBERT GAUNTT                                    25,000
HANZLIK FAMILY LIMITED                          100,000
  PARTNERSHIP
WILLIE LANGSTON                                  25,000
KEVIN LILLY                                      25,000
JAMES MANSOUR                                   100,000

SCHEDULE A-1 - Page 2

                               ASD SYSTEMS, INC.

                            SHAREHOLDERS' AGREEMENT
                                 SCHEDULE A-2

     Name of Shareholder    Number of Shares of Common Stock Owned
     -------------------    --------------------------------------

CLB PARTNERS, LTD.                              500,000
HEIDI DEMAYO                                     75,000
MATTHEW DIAMOND                                   25000
GERALD HORN                                      75,000
LANCE HORN                                       75,000
STANLEY WOODWARD                                 50,000
RON CIBULKA                                      25,000
RPM TECHINVESTOR                                100,000
YELLOW SNOW ENTERPRISES, LLC                    100,000
DONALD PITT SEPARATE PROPERTY TRUST              75,000
FIRST SECURITY COMPANY, II, L.P.                250,000
WILLOW CAPITAL PARTNERS, L.P.                   250,000
FIRST SECURITY INTERNATIONAL FUND
  LIMITED                                       250,000
FIRST SECURITY ASSOCIATES, L.P.                 250,000
JOHN D. HARKEY, JR.                              25,000

SCHEDULE A-2 - Page 1

                               ASD SYSTEMS, INC.

                            SHAREHOLDERS' AGREEMENT
                                 SCHEDULE A-3

     Name of Shareholder                 Number of Shares Owned
     -------------------                 ----------------------

ASD PARTNERS, LTD.                   6,000,000  Shares of Common Stock

SCHEDULE A-3 - Page 1

                                  SCHEDULE B

     Name of Shareholder                 Number of Shares Owned
     -------------------                 ----------------------

VANTAGEPOINT VENTURE PARTNERS III,     740,741 Shares of Series A
(Q), L.P.,  A DELAWARE LIMITED                    Preferred Stock
PARTNERSHIP                            740,741 Shares of Series B
                                                  Preferred Stock
VANTAGEPOINT COMMUNICATIONS            370,370 Shares of Series A
PARTNERS, L.P.                                    Preferred Stock
                                       370,370 Shares of Series B
                                                  Preferred Stock

SCHEDULE B - Page 1